AMENDED AND RESTATED TECHNOLOGY SUB-LICENCE AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT, is dated for reference January 31, 2008 and is made:

BETWEEN:

FORTRESS PAPER LTD., a corporation organized under the laws of British Columbia having an office at 157 Chadwick Court, North Vancouver, B.C. V7M 3K2, Canada

("SubLicensor")

AND:

IDCENTRIX INC., a corporation organized under the laws of Delaware having an office at Suite 4240, 2101 Rosecrans Ave., El Segundo CA 90245, USA

("SubLicensee")

WHEREAS:

A. Owner (as defined herein) is the sole owner of the intellectual property underlying the Licensed Products (as defined herein) as embodied by the Licensed Technology (as defined herein);

B. Owner has, pursuant to: (a) the Master Licence Agreement (as defined herein); (b) a subsequent assignment agreement between SubLicensor and Fortress Identification Cards Ltd. dated April 24, 2007; and (c) a subsequent vertical amalgamation of Fortress Identification Cards Ltd. into SubLicensor, granted SubLicensor a right to sublicense the use of the Licensed Technology to manufacture and sell the Licensed Products;

C. SubLicensor and SubLicensee previously entered into a Technology Sub-Licence Agreement, dated April 25, 2007, pursuant to which SubLicensee has sub-licensed from SubLicensor, the right to use the Licensed Technology to manufacture and sell Licensed Products in the Territory (as defined herein) (the "Original Technology Sub-Licence Agreement");

D. The parties are each desirous of amending and restating the Original Technology Sub-Licence Agreement, effective as of the date first set forth above, to read in its entirety as set forth herein; and

E. The parties are simultaneously herewith entering into an additional Sub-Licence Agreement relating to the sub-license of the intellectual property underlying the Licensed Products (as defined herein) in the United States and Mexico on an exclusive basis and elsewhere in the world (excluding Canada, Switzerland and Africa) on a non-exclusive basis (the "Additional SubLicence").

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS

Unless the context requires otherwise, the following terms shall have the meanings set out below when used in this Agreement.

1.1 "Claw-back Event" shall have the meaning ascribed to it in Section 8.2(a).

1.2 "Claw-back Shares" shall have the meaning ascribed to it in Section 8.2(b).

1.3 "Effective Date" means April 25, 2007.

1.4 "Infringement Losses" means any and all claims, losses, liabilities, damages, judgments, awards or expenses (including reasonable attorney's fees) incurred by SubLicensee, relating to, in connection with or in any way arising from any action, suit or proceeding alleging that the Licensed Technology infringes the rights of any third party in the Territory.

1.5 "Licensed Information" means any and all technical information, data, formulae, know-how, knowledge, processes and/or trade secrets developed (or acquired) at anytime and from time to time by Owner or any of its Subsidiaries relating to the design, testing and manufacture of Licensed Products.

1.6 "Licensed Patents" means the patents and/or patent applications listed in Schedule A relating to the Licensed Products and all Owner Improvement Patents (and their foreign counterparts, if any) and any divisions, extensions, continuations or continuations-in-part thereof. Schedule A will be updated from time to time, but no less frequently than once every twelve (12) months to include all Owner Improvement Patents or Sublicensee Improvements which have become subject to the licence granted to SubLicensee pursuant to Section 2.2 hereof in accordance with the provisions of this Agreement.

1.7 "Licensed Products" means the "LQard I" and "LQard II" security cards and any related or ancillary products owned by the Owner or any of its Subsidiaries.

1.8 "Licensed Technology" means the Licensed Information and the Licensed Patents.

1.9 "LQ Branding" means the logos, trade names, trademarks and service marks of the Owner and the SubLicensor now existing or hereafter established, whether registered or unregistered, acquired or developed.

1.10 "Master Licence Agreement" means the technology licence agreement dated April 24, 2007 between the Owner and SubLicensor.

1.11 "Owner" means Landqart AG, a company formed under the laws of Switzerland.

1.12 "Owner Improvement Patents" means all patents licensable at any time by Owner or any of its Subsidiaries which are derived from or constitute improvements to the Licensed Patents and/or the Licensed Information.

1.13 "Public Company" means a company, partnership, trust or any other entity that is permitted to offer any of the classes of its securities for sale to the general public in any country or seeks to obtain a listing or a quotation of its securities on an exchange or quotation system in North America or internationally.

1.14 "SubLicensee Improvements" means any and all improvements on any of the Licensed Technology, designed, made or the ownership of which is acquired, by SubLicensee during the term of this Agreement.

1.15 "Subsidiary" means a corporation, company or other entity:

(a)
more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

(b)
which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

1.16 "Term" shall have the meaning given to it in Section 6.1.

1.17 "Territory" means Canada.

ARTICLE 2
SUBLICENCE GRANTS

2.1 Sublicence to use Licensed Information. SubLicensor hereby grants to SubLicensee, to the extent that it has a right to do so, a personal, royalty-free, exclusive and non-transferable right and sublicence to use and to sublicense others to use within the Territory only, the Licensed Information to: (i) make and have made Licensed Products for use or sale exclusively within the Territory; and (ii) use any apparatus required to manufacture and use Licensed Products in the Territory.

2.2 Sublicence to use Licensed Patents. SubLicensor hereby grants to SubLicensee, to the extent that it has a right to do so, a personal, royalty-free, exclusive and non-transferable right and sublicence to use and to sublicense others to use, within the Territory only, the Licensed Patents to make and have made Licensed Products for use or sale exclusively within the Territory. The foregoing sublicence shall not extend to any infringement of Owner's patents not sublicensed hereunder resulting from the combination of Licensed Products with other products not sublicensed herein.

2.3 Additional Patents. In the event that SubLicensee identifies in writing to SubLicensor any patents, licensable by SubLicensor, which are necessarily infringed by SubLicensee's exercise of the licenses granted in Sections 2.1 and 2.2, and SubLicensor, after a good faith analysis, agrees with SubLicensee's position, then upon SubLicensor's written notification, Schedule A shall be automatically amended to include such additional patents without further consideration payable by SubLicensee. SubLicensor agrees to exercise any rights it may have pursuant to Section 2.6 of the Master Licence Agreement to the extent necessary to allow it to comply with the provisions of this Section 2.3. In the event that SubLicensor shall determine for any reason that such infringement will not occur as to a licensable SubLicensor patent, SubLicensor shall thereafter be estopped from making any claims of infringement against SubLicensee, its Subsidiaries or its customers as to such SubLicensor patent for any exercise by SubLicensee of its rights under Section 2.1 and 2.2.

2.4 Payment of Shares. In consideration of the sublicences granted herein, SubLicensee has issued to SubLicensor 3,500,000 fully paid and non-assessable common shares of SubLicensee and has delivered to SubLicensor a share certificate representing such shares registered in the name of SubLicensor.

2.5 No Other Rights. Except as specifically granted in this Article 2, this Agreement does not grant any other sublicences or other rights, either directly or indirectly, by implication, estoppel or otherwise, to SubLicensee with respect to any of Owner’s or SubLicensor's patents or patent applications, trademarks, copyrights, trade secrets, computer programs, know-how or other intellectual property rights. For greater certainty, this Agreement does not constitute a sale, assignment or transfer of the Licensed Patents or the Licensed Information or any part thereof to SubLicensee or any other party.

ARTICLE 3
USE RESTRICTIONS/CONDITIONS

3.1 Best efforts to Sell/Distribute. SubLicensee agrees to use its best efforts to manufacture, sell, distribute and promote the Licensed Products within the Territory.

3.2 Outsourcing Manufacture. It is acknowledged and agreed that the licenses granted to SubLicensee in Sections 2.1 and 2.2 include the right to grant sublicences to third party manufacturers to the extent necessary to enable such third party manufacturers to manufacture Licensed Products for SubLicensee. The terms of any such sublicence to third party manufacturers, however, shall be limited solely to the use of the Licensed Information and Licensed Patents in connection with the manufacture of Licensed Products for sale to SubLicensee and shall not permit such third party manufacturer to use the Licensed Information or Licensed Products for any other purpose or in connection with the production of any other products.

3.3 Territory. SubLicensee acknowledges and agrees that the sublicences granted to it pursuant to Article 2 may only be exercised in connection with the manufacturing and selling of Licensed Products within the Territory as set out herein.

3.4 No Contest of IP. SubLicensee agrees not to contest (a) the validity of the Licensed Technology, or (b) the right, title or interest of the Owner or SubLicensor in and to the Licensed Technology and further agrees not to aid others in doing so. This Section 3.4 shall survive the termination or expiry of this Agreement.

3.5 Improvements. SubLicensee agrees to assign and transfer to Owner any and all SubLicensee Improvements during the term of this Agreement and SubLicensee shall transfer to Owner any and all papers or other materials necessary or proper to vest in Owner title to the SubLicensee Improvements and such SubLicensee Improvements shall then become part of and be treated as Licensed Technology under this Agreement. SubLicensor shall grant to SubLicensee, to the extent that it has a right to do so, a royalty-free, personal, exclusive and non-transferable right to use, make and sell and to sublicense others to use, make and sell products embodying the SubLicensee Improvements in the Territory, the United States and Mexico, and a royalty-free, personal, non-exclusive and non-transferable right to use, make and sell and to sublicense others to use, make and sell products embodying the SubLicensee Improvements in the remainder of the world (excluding Switzerland and Africa), and hereby agrees to use all commercially reasonable efforts to obtain such right in order to make such grants. The parties recognize and acknowledge that SubLicensee intends to design, manufacture, sell and distribute additional products in the same categories as the Licensed Products. Accordingly, the parties understand and confirm that all formulae, methods, processes, techniques, designs, models, construction, product components and materials, whether or not patentable, originating with SubLicensee in connection with the design, manufacture, sale or distribution of such additional products and not in connection with the Licensed Technology shall not be subject to the provisions of this Section 3.5 and shall remain the sole and exclusive property of SubLicensee.

3.6 Co-operation. Each party hereto agrees to notify the other party promptly of each infringement or possible infringement of the Licensed Patents, as well as any facts which may affect the validity, scope or enforceability of the Licensed Patents of which such party becomes aware. SubLicensor and SubLicensee covenant with each other to co-operate in all reasonable ways in a prompt and timely fashion in the prosecution of any infringement suit by the Owner, SubLicensor or SubLicensee and in any defence of any action, suit or proceeding instituted for the impeachment of or for a declaration of infringement of the Licensed Patents. SubLicensee covenants and agrees to co-operate with and assist Owner, at Owner's expense, in the Owner's prosecution of patent, trademark and copyright applications in connection with the Licensed Products. In the event that either SubLicensor or Owner concludes not to seek prosecution or ceases to prosecute any complaint in connection with the Licensed Patents or the Licensed Products (a “Proceeding”), then SubLicensor or Owner shall notify SubLicensee in writing of such conclusion, and thereafter, if SubLicensee so elects by written notice to SubLicensor, SubLicensor shall permit SubLicensee to prosecute such Proceeding, at SubLicensee’s sole cost and expense. Any benefits and/or damages awarded pursuant to SubLicensee’s prosecution shall be for the sole benefit of SubLicensee and neither of SubLicensor nor Owner shall be entitled to any benefits and/or such award.

3.7 No Technical Assistance. SubLicensee agrees that there are to be no training, technical assistance or other services provided under this Agreement by SubLicensor in relation to the Licensed Products except where such services are rendered through any further written agreement between the parties, and in that case, at a fee to be agreed upon at the time the further written agreement may be entered into.

3.8 Sublicensing of Technology. SubLicensee shall ensure that any sublicensing of the Licensed Technology be subject to terms no less restrictive or less protective of SubLicensor's rights relating to the Licensed Technology than this Agreement.

3.9 Public Issuer. SubLicensee shall seek and obtain SubLicensor's written consent, which may not be unreasonably withheld, prior to becoming or seeking to become a Public Company.

3.10 Supply of Materials. SubLicensee shall source and purchase at reasonable prevailing market rates all security-related materials for the production of the Licensed Products, including, but not limited to, security paper, security ink and polymer pouches from SubLicensor and/or Owner pursuant to the terms and conditions of a supply agreement to be negotiated between the parties in good faith, acting reasonably.

3.11 Supply of Equipment. SubLicensee shall lease or purchase all security-related equipment or apparatus required for the production of the Licensed Products, including, but not limited to, "Fusinator" machines from SubLicensor, or at SubLicensor's discretion, the Owner, pursuant to the terms and conditions of agreements to be negotiated between the parties in good faith from time to time, acting reasonably. SubLicensee shall use all commercially reasonable efforts (including, if necessary and where available, commercial recordings in the case of leases) to ensure that "Fusinator" machines leased or sold to its customers are subject to recovery in the event that the lessee or buyer is unable to satisfy the security and confidentiality obligations relating to such machines as may be imposed by SubLicensor or Owner from time to time.

3.12 Non-Compete. Neither SubLicensor nor any of its Subsidiaries shall, either directly or indirectly, in any manner whatsoever, including either individually or in partnership or jointly, or in conjunction, with any other person or persons, as principal, agent, shareholder, employee, investor, creditor, director, officer or otherwise or in any other manner whatsoever, directly or indirectly carry on, engage in, be interested in, be concerned with, advise, lend to, guarantee the obligations of or otherwise have a financial interest in, any business which manufactures, sells and/or distributes products which are substantially similar to or compete with the Licensed Products in the Territory during the Term of this Agreement.

3.13 Research and Development. SubLicensor and SubLicensee will work together in good faith to actively coordinate their research and development activities with respect to the Licensed Products (the "R & D Activities") during the initial five (5) years of the Term and will work in good faith to negotiate and enter into a research and development agreement with respect thereto. The contemplated research and development agreement will establish a coordinated roadmap and agenda for the parties' R & D Activities. SubLicensee will commit to expend an aggregate of at least $800,000 on R & D Activities during the first two (2) years of the research and development agreement and an aggregate of at least $2,000,000 (including the $800,000 referred to above) during the five (5) year term of the research and development agreement. SubLicensee shall have the right, in its sole discretion, to conduct the R & D Activities directly, through third party contractors or by agreement with Owner; provided that any such contract with a third party will be consistent with the terms of this Agreement. It is anticipated that the research and development agreement, including SubLicensee’s funding commitment set forth above, will be terminated if this Agreement is terminated for any reason, other than a breach hereof by SubLicensee or the termination of this Agreement by SubLicensee pursuant to Section 6.3.

ARTICLE 4
BRANDING

4.1 LQ Branding - Conditions of Use. SubLicensee acknowledges and agrees that: (i) the LQ Branding are and shall remain the sole property of Owner and/or SubLicensor, (ii) nothing in this Agreement or elsewhere shall confer upon SubLicensee any right of ownership in the LQ Branding, and (iii) it shall not now or in the future contest the validity of the LQ Branding. The Owner and SubLicensor do not hereby grant a licence or authorize in any way whatsoever SubLicensee to use the LQ Branding, and any proposed use of the LQ Branding (or any portion thereof) must be approved in writing by the Owner and the SubLicensor prior to such use.

ARTICLE 5
CONFIDENTIALITY

5.1 Protection of Confidential Information. Commencing as of the Effective Date and continuing until a period of ten (10) years from the date that this Agreement is terminated, SubLicensee agrees to use the same degree of care and discretion, but at least a reasonable level of care and discretion, to avoid any disclosure, publication, or dissemination of any part or all of the Licensed Information outside of SubLicensee, as SubLicensee employs with information of its own which it regards as confidential and which it does not desire to publish, disclose or disseminate. If any Licensed Information of a third party requires a different standard of care and such standard of care requirement is clearly delineated in writing with respect to such Licensed Information within thirty (30) days of the disclosure of such Licensed Information, SubLicensee agrees to protect such third party's Licensed Information in accordance with the terms of the agreement under which such information was received by SubLicensor.

5.2 Exemptions. Disclosure of Licensed Information shall not be precluded, if such disclosure is:

(a)
in response to a valid order of a court or other governmental body; provided, however, that SubLicensee shall first have given notice to SubLicensor and made a reasonable effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purposes for which the order was issued;

(b)	otherwise required by law;

(c)	reasonably necessary to establish rights under this Agreement (but only to the extent necessary to do so);

(d)
reasonably necessary to exercise SubLicensee's sublicensed rights hereunder and such disclosure is made to an entity or other person that is bound as to the non-disclosure of such Licensed Information by a written agreement that is no less restrictive than this Article 5; and

(e)	agreed upon by prior written approval of the discloser.

5.3 No Confidentiality Obligation. No obligation of confidentiality shall attach to:

(a)	any information that SubLicensee already possesses, prior to the Effective Date, without obligation of confidentiality;

(b)	any information SubLicensee rightfully receives from another person without obligation of confidentiality;

(c)	any information which is in the public domain, other than by way of breach of this Agreement;

(d)	any information that is, or becomes, publicly available without breach of this Agreement; or

(e)
any information received from a third party legally in a position to provide such information, provided, however that such information was not obtained by said third party directly or indirectly from the discloser under an obligation of confidentiality.

ARTICLE 6
TERM, TERMINATION AND ASSIGNMENT

6.1 Term. This Agreement shall become binding and effective when executed by the parties. The term of this Agreement shall start from the Effective Date and shall remain in effect until the date of expiration of the last patent to expire of the Licensed Patents (the "Term"), unless terminated earlier pursuant to the terms of this Agreement.

6.2 Cure Period. Notwithstanding anything else in this Agreement, if SubLicensee is in breach of its obligations hereunder and SubLicensor provides written notice to SubLicensee specifying the nature of such breach, SubLicensee shall cure such breach within sixty (60) days after such written notice. If SubLicensee fails to cure the breach within sixty (60) days, SubLicensor shall have the right to terminate this Agreement by giving written notice of termination to SubLicensee.

6.3 Termination by SubLicensee. Notwithstanding anything else in this Agreement, SubLicensee shall have the right to terminate this Agreement at any time upon giving written notice of termination to SubLicensor no less than ninety (90) days prior to such time.

6.4 Insolvency of SubLicensee. Notwithstanding Section 6.2, and in addition to the provisions set out in Section 6.2, in the event that SubLicensee engages in or suffers any of the following events of default:

(a)
becomes insolvent, is dissolved or liquidated, files or has filed against it a petition in bankruptcy, reorganization, dissolution or liquidation or similar action filed by or against it, is adjudicated as bankrupt, or has a receiver appointed for its business; or

(b)	has all or a substantial portion of its capital stock or assets expropriated or attached by any government entity,

then SubLicensee shall promptly notify SubLicensor in writing that such event has occurred. If any default as specified above in this Section 6.4 is not cured within ten (10) days after written notice from SubLicensor, SubLicensor shall have the right to terminate this Agreement by giving written notice of termination to SubLicensee.

6.5 Delay/Failure to Terminate. No failure or delay on the part of SubLicensor in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its right of termination for such causes or any other or subsequent causes.

6.6 Effect of Termination. Upon termination of this Agreement, all sublicences granted under this Agreement will automatically terminate, and SubLicensee shall promptly return to SubLicensor or destroy all tangible information containing Licensed Information, provided however, that in the event of expiration or earlier termination of this Agreement for reasons other than a material breach by SubLicensee, SubLicensee shall be entitled: (i) for a period of six (6) months from the date of such termination or expiration, as the case may be, on a non-exclusive basis, to continue to distribute and sell its then existing inventory of Licensed Products in the Territory consistent with the terms and conditions of this Agreement; and (ii) for a period of six (6) months from the date of such termination or expiration, as the case may be, to fulfill its obligations under then existing commitments with respect to which it has placed orders with Owner or SubLicensor under the supply agreement contemplated by Section 3.10 hereof.

6.7 Personal Rights. The rights or sublicences granted herein are personal to the parties and, except as permitted by Section 12.2 hereof, SubLicensee shall not assign, transfer, encumber or sublicense any of its rights or privileges hereunder without the prior written consent of SubLicensor. Any attempted act in derogation of the foregoing shall be considered void.

6.8 Termination/Amendment of Master Licence. In the event that the licence granted to SubLicensor under the Master Licence Agreement is terminated for whatever reason, except as provided in Section 8.2, this Agreement shall immediately terminate and SubLicensor shall have no liability to SubLicensee arising from or related to the termination of this Agreement, provided, however, that SubLicensor shall use commercially reasonable efforts to facilitate a direct sublicense agreement substantially in the form of this Agreement between Owner and SubLicensee as applicable. Notwithstanding Section 11.2, in the event that any of the licences granted to SubLicensor under the Master Licence Agreement is modified such that it is more restrictive than the corresponding sublicence granted herein, such sublicence shall also be modified accordingly.

6.9 SubLicensor Remedies. The rights and remedies available to SubLicensor in this Article 6 are in addition to, and do not limit, any and all remedies available to SubLicensor at law or in equity or pursuant to this Agreement.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

7.1 SubLicensor Representations and Warranties. SubLicensor represents and warrants to SubLicensee as follows and acknowledges that SubLicensee is relying on such representations and warranties in entering into this Agreement:

(a)
Organization and Power: SubLicensor is a duly organized and validly existing company in good standing under the laws of British Columbia and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

(b)
Due Authorization: the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of SubLicensor;

(c)
Enforceable Agreement: this Agreement has been duly executed and delivered by SubLicensor and constitutes a legal, valid and binding obligation of SubLicensor, enforceable by SubLicensee against SubLicensor in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally, specific performance, injunctive relief and other equitable remedies granted in the discretion of a court of competent jurisdiction, indemnity and related rights under applicable law and that provisions relating to severing unenforceable provisions may be limited by applicable law; and

(d)
No Infringement: to SubLicensor's knowledge, the Licensed Technology as used by SubLicensor immediately prior to the Effective Date, does not infringe or make unauthorized use of any intellectual property rights of any third party and none of Owner, SubLicensor or any of their respective Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect thereto.

7.2 SubLicensee Representations and Warranties. SubLicensee represents and warrants to SubLicensor as follows and acknowledges that SubLicensor is relying on such representations and warranties in entering into this Agreement:

(a)
Organization and Power: SubLicensee is a duly organized and validly existing company in good standing under the laws of Delaware, USA and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

(b)
Due Authorization: the execution, delivery and performance by SubLicensee of its obligations under this Agreement and the issuance, sale and delivery of the shares delivered to SubLicensor pursuant to Section 2.4 by SubLicensee:

(i)	have been duly authorized by all necessary action on the part of SubLicensee;

(ii)
do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities commission or other regulatory authority or other third party, except: (I) those which have been obtained; (II) those as may be required under applicable securities laws and will be obtained prior to the Effective Date; or (III) those which have not been obtained and would not result in a material adverse effect on SubLicensee; and

(iii)
do not and will not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a material breach or a violation of, or conflict with or result in a default under, or allow any other person to exercise any rights under, any of the terms or provisions of the articles, by-laws or resolutions of the board of directors (or any committee thereof) or security holders of SubLicensee, or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over any of them, or any material agreement, licence or permit to which any of them is a party;

(c)
Enforceable Agreement: this Agreement has been duly executed and delivered by SubLicensee and constitutes a legal, valid and binding obligation of SubLicensee, enforceable by SubLicensor against SubLicensee in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally, specific performance, injunctive relief and other equitable remedies granted in the discretion of a court of competent jurisdiction, indemnity and related rights under applicable law and that provisions relating to severing unenforceable provisions may be limited by applicable law;

(d)
Outstanding Shares: SubLicensee is authorized to issue 75,000,000 common shares of which, as of the Effective Date, 5,500,000 common shares were issued and outstanding as fully paid and non-assessable shares of SubLicensee;

(e)
Compliance with Law: SubLicensee has carried out its affairs in compliance in all material respects with the terms and provisions of applicable law and is not in material violation of or in material default in the performance of any mortgage, note, indenture, deed of trust, contract, agreement (written or oral), instrument, lease, licence or other document to which it is a party or by which it is bound or to which its property or assets or any of them is subject;

(f)
Validly Issued Shares: the common shares to be issued pursuant to this Agreement have been, or prior to the Effective Date will be, duly created and, when issued, delivered and paid for in full, will be validly issued as fully paid common shares of SubLicensee, and will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by SubLicensee;

(g)	Funding: SubLicensee will have a minimum net working capital of US$350,000 as of the Effective Date; and

(h)	No Claims: SubLicensee has not received any written claims or written notice from any third party which might impact SubLicensee’s ability to perform its obligations hereunder.

ARTICLE 8
INDEMNITY AND LIMITATIONS OF LIABILITY

8.1 Indemnification for Infringement Losses.

(a)
Any provision of Section 3.6 or Section 8.3 to the contrary notwithstanding, SubLicensor will indemnify, defend and hold harmless SubLicensee from and against Infringement Losses incurred by SubLicensee from time to time in an aggregate amount up to, but not in excess of, $200,000. It is understood, acknowledged and agreed by the parties that the $200,000 amount referenced above in this Section 8.1(a) is an aggregate and cumulative limitation on: (i) SubLicensor’s obligation to indemnify SubLicensee against Infringement Losses set forth in this Section 8.1; and (ii) SubLicensor's obligation to indemnify SubLicensee against "Infringement Losses" (as such term is defined in the Additional SubLicence) pursuant to the terms of the Additional SubLicence.

(b)
SubLicensee shall give notice to SubLicensor promptly, and in any event not later than twenty (20) days, after SubLicensee receives written notice of any claim, event or matter (an "Indemnification Claim") as to which SubLicensee may seek indemnity under paragraph (a) of this Section 8.1; provided that the failure to give notice as provided in this paragraph (b) shall not relieve SubLicensor of its obligations under this Section 8.1 except to the extent that such failure prejudices the rights of SubLicensor. In the event of any claim, action, suit, proceeding or demand asserted by any person who is not a party to this Agreement which is or gives rise to an Indemnification Claim, SubLicensor may elect to assume the defense of any such claim and SubLicensee shall have the right to participate in such defense at SubLicensee’s own expense, which shall include counsel of its choice. If SubLicensor (1) elects not to defend, compromise or settle an Indemnification Claim, or (2) having elected to defend an Indemnification Claim, fails to retain counsel to prosecute the action within thirty (30) days of such election, then in each case, SubLicensee shall have the right to defend such claim at the risk of SubLicensor. SubLicensee shall not settle or compromise any Indemnification Claim without the prior written consent of SubLicensor, which consent shall not be unreasonably withheld and SubLicensor shall not settle or compromise any Indemnification Claim for an amount in excess of $200,000 without the prior written consent of SubLicensee, which consent shall not be unreasonably withheld.

8.2 Claw-back.

(a)
Any provision of Sections 6.8, 8.3 or 8.5 to the contrary notwithstanding, in the event that, prior to January 31, 2012, (i) this Agreement shall be terminated by reason of the termination of the Master Licence Agreement and is not replaced by a direct licence between Owner and SubLicensee in substantially the form of this Agreement, as applicable or (ii) SubLicensee is prevented from practicing or utilizing the Licensed Technology in the Territory by reason of any infringement by the Licensed Technology of the rights of third parties (either of such events, a “Claw-back Event”), SubLicensor will convey to SubLicensee a number of Claw-back Shares (as defined in paragraph (b) below) determined in accordance with the following schedule:

(i)	if the Claw-back Event occurs prior to January 31, 2009, 6,500,000 Claw-back Shares;
(ii)	if the Claw-back Event occurs on or after January 31, 2009, but prior to January 31, 2010, 6,000,000 Claw-back Shares;
(iii)	if the Claw-back Event occurs on or after January 31, 2010, but prior to January 31, 2011, 4,000,000 Claw-back Shares; and
(iv)	if the Claw-back Event occurs on or after January 31, 2011, but prior to January 31, 2012, 2,000,000 Claw-back Shares.

For greater certainty, the Claw-back Event shall only be a one time occurrence.

(b)
As used in this Section 8.2, “Claw-back Shares” means shares of common stock of SubLicensee or any shares or other securities of SubLicensee or any third party into which the common stock of SubLicensee may have been converted or for which shares of common stock of SubLicensee may have been exchanged as a result of any transaction occurring on or after the date hereof and prior to January 31, 2012. The respective numbers of Claw-back Shares set forth in clauses (i) through (iv) of paragraph (a) of this Section 8.2 shall be appropriately and proportionately adjusted to reflect any stock splits, reverse stock splits, conversions or exchanges or other capital adjustments which may have occurred with respect to the Claw-back Shares, including applicable conversion and exchange ratios.

(c)
It is understood, acknowledged and agreed by the parties that the liability pertaining to the conveyance of the Claw-back Shares referenced in Section 8.2(a) is a one-time occurrence limitation on: (i) SubLicensor’s obligation to convey the Claw-back Shares to SubLicensee in the event of the occurrence of a Claw-back Event pursuant to the terms of this Agreement; and (ii) SubLicensor's obligation to convey the Claw-back Shares to SubLicensee in the event of the occurrence of a "Claw-back Event" (as such term is defined in the Additional SubLicence) pursuant to the terms of the Additional SubLicence. For greater certainty, the occurrence of a Claw-back Event or a "Claw-back Event" (as defined in the Additional SubLicence) shall result in only a single conveyance of Claw-back Shares in accordance with the schedule set forth in Section 8.2(a) and shall not be duplicative with any similar liability or obligation contained in the Additional SubLicence.

8.3 No Warranties. Nothing in this Agreement is or shall be construed as: (i) a warranty or representation by SubLicensor as to the validity or scope of the Licensed Patents; (ii) any warranty or representation by SubLicensor that anything made, used, sold or otherwise disposed of under any sublicence granted in this Agreement is or will be free from infringement of patents, trademarks, copyrights and other rights of third parties; (iii) an obligation on the part of SubLicensor to bring or prosecute actions or suits against third parties for infringement; or (iv) granting by implication, estoppel or otherwise any licenses or sublicenses other than the Licensed Patents defined in this Agreement, regardless of whether such patents are dominant or subordinate to the Licensed Patents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SUBLICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, DURABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS OR THEIR PROCESS OF MANUFACTURE WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS. Any warranty made by SubLicensee to its customers, users of the Licensed Products or any third parties are made by SubLicensee alone and shall not bind SubLicensor or be deemed or treated as having been made by SubLicensor and service of any such warranty shall be the sole responsibility of SubLicensee.

8.4 No Special Damages. IN NO EVENT WILL SUBLICENSOR OR OWNER BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH SUBLICENSEE MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING UPON THIS AGREEMENT EVEN IF SUBLICENSOR OR OWNER HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.5 Limitation of Liability. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, SUBLICENSOR’S OR OWNER’S LIABILITY FOR CLAIMS, COSTS, LOSSES, DAMAGES, OF ANY KIND OR ANY OTHER CAUSE, INCLUDING BUT NOT LIMITED TO LIABILITY FOR ANY FUNDAMENTAL BREACH OF THIS AGREEMENT AND REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED $500; PROVIDED, THAT SUCH $500 LIMITATION SHALL NOT APPLY IN THE EVENT THAT SUBLICENSOR SHALL (i) BREACH ITS OBLIGATIONS UNDER SECTIONS 8.1 OR 8.2 HEREOF OR (ii) WILFULLY TERMINATE THIS AGREEMENT OR OTHERWISE WILLFULLY REFUSE TO OBSERVE ITS OBLIGATIONS HEREUNDER, ACTING IN BAD FAITH.

ARTICLE 9
COMMUNICATIONS

9.1 Mode of Payment and Communication. All payments due after the Effective Date shall be made by electronic funds transfer. Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sent to such party by facsimile or by registered airmail (except that registered or certified mail may be used where delivery is in the same country as mailing), postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party. Payments shall be deemed to be made on the date of electronic funds transfer. Notices or other communications shall be deemed to have been given or provided on the date of sending. The addresses are as follows:

(a)	If to SubLicensor:

Fortress Paper Ltd.
157 Chadwick Court
North Vancouver, British Columbia
V7M 3K2 Canada
Attention: Chadwick Wasilenkoff

with a copy to:

Sangra Moller LLP
Barristers & Solicitors
1000 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia
V6C 3L2 Canada

Attention: Winston Yee

(b)	if to SubLicensee:

iDcentrix Inc.
Suite 4240, 2101 Rosecrans Ave.
El Segundo, CA 90245
Attention: Chief Executive Officer

ARTICLE 10
APPLICABLE LAW AND VENUE

10.1 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties hereto shall be governed by, the laws of the Province of British Columbia and the federal laws of Canada applicable therein without giving effect to any choice or conflict of law provision or rule (whether of the Province of British Columbia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

10.2 Venue. Each of the parties consents to the exclusive jurisdiction of any court of competent jurisdiction located within the Province of British Columbia. Each of the parties hereby: (i) waives trial by jury, (ii) waives any objection to venue of any action instituted hereunder and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by any aforementioned court. Notwithstanding the foregoing, SubLicensor shall have the right to commence and prosecute any legal or equitable action or proceeding before any court of competent jurisdiction to obtain injunctive or other relief in the event that, in the opinion of SubLicensor, such action is necessary or desirable.

ARTICLE 11
INTERPRETATION

11.1 Promotional Rights. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, trade dress or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing), save as expressly stated herein. Each party hereto agrees not to use or refer to this Agreement or any provision hereof in any promotional activity associated with apparatus sublicensed hereunder, without the express written approval of the other party.

11.2 Entire Agreement. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein.

11.3 Currency. All references to currency in this Agreement are to US dollars unless otherwise stated.

11.4 Headings. The headings inserted herein are for convenience of reference only and are not intended to be a part of or to affect the meaning of interpretation of this Agreement.

11.5 Gender and Number. In this Agreement, words importing the singular include the plural and vice versa; and words importing gender include all genders.

11.6 Survival. Any provision of this Agreement which expressly states it is to continue in effect after termination or expiration of this Agreement, or which by nature would survive the termination or expiration of this Agreement shall do so.

11.7 Joint Participation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE 12
MISCELLANEOUS

12.1 Export/Re-export. SubLicensee agrees not to export or re-export, or cause to be exported or re-exported, any technical data received hereunder, or the direct product of such technical data, to any country or person which, under the laws of the United States or Canada, are or may be prohibited from receiving such technical data or the direct product thereof.

12.2 Assignment. Except as provided herein, SubLicensee may not assign its rights and obligations under this Agreement without the prior written consent of the SubLicensor, provided, however, that SubLicensee may assign its rights and obligations hereunder to any Subsidiary or parent of SubLicensee. Despite any assignment, SubLicensee shall remain bound by this Agreement and is liable for the performance or non-performance of the assignee as if that performance or non-performance was that of the SubLicensee itself. SubLicensor may perform all obligations to be performed under this Agreement directly or may have some or all obligations performed by its contractor, subcontractor or affiliates.

12.3 Severability. If any part of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such part in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

12.4 Force Majeure. Neither party shall be responsible for any failure to perform hereunder which is caused by circumstances reasonably beyond the control of such party, including but not limited to Acts of God, war, riot, embargoes, fire, flood, earthquake(s), strikes or labour shortages or acts of sabotage. This provision shall not be construed as excusing non-performance of any obligation by either party to make payment to the other party under this Agreement.

12.5 Further Assurances. Each party will, at its own expense, execute and deliver such further agreements and documents and do such further acts and things as may be reasonably required to give effect to this Agreement.

12.6 Enurement. This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

12.7 Time of Essence. Time shall be of the essence of this Agreement.

12.8 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts will constitute one and the same agreement. This Agreement may be executed and transmitted by facsimile transmission or electronic mail (including pdf) and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed as of the date first written above.

FORTRESS PAPER LTD.	IDCENTRIX INC.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE A

LICENSED PATENTS

Patents/Applications relating to LQard II

Patent Application: Canada national phase entry filed March 19, 2007 – Serial Number: CA2580715